Exhibit 10.9

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made as of May 25, 2018, between ADVX INVESTORS GROUP LLC., a Delaware Limited Liability Company (the “Consultant”), Jeffrey Busch (the “Designated Person”) and AVANT DIAGNOSTICS, INC., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, Consultant has expertise in the area of the Company’s business and is willing to provide consulting services to the Company; and

WHEREAS, the Company desires to retain the Consultant, and the Consultant agrees to be retained by the Company, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1. Terms and Conditions of Engagement.

a. Engagement. The Consultant shall perform such consulting and advisory services as the Company or any of its subsidiaries may reasonably require from time to time, including but not limited to acquisitions, business development, management and sales services, and related services pertaining to the Company’s business. During the term of this Agreement, Designated Person shall perform the services on behalf of Consultant; Designated Person shall devote such time, attention and energy to the business and affairs of the Company as shall be necessary to perform the services specified herein. Consultant and Designated Person shall report to and follow the instructions of the full Board of Directors of the Company.

b. Contractor Relationship. The parties acknowledge and agree that the Consultant is an independent contractor to the Company, not an employee of the Company. The Consultant is not an agent of the Company and shall have no right to bind the Company. The Consultant shall not be treated for any purposes as an employee of the Company. The Company will report all payments to be made hereunder on Form 1099 as payments to the Consultant for independent contracting services, and will not report any payments on Form W-2 to the Consultant, unless the Company is lawfully required to do so upon the advice of its auditors or tax advisors. The Consultant and Designated Person each agree to indemnify the Company with respect to all income taxes and payroll taxes, including all penalties and interest assessed against the Company, if any, with respect to the Consultant’s payments under this Agreement. This is a personal services contract for the services of the Designated Person to perform the services on behalf of Company, as agent of Consultant. The Consultant cannot satisfy the terms and conditions of this Agreement by making anyone else available to perform the services other than the Designated Person. The Company shall have no right to control the manner or means by which Consultant performs services hereunder; however, the Consultant shall devote sufficient business time and efforts to the performance of services for the Company to complete the services within the time frames for completion established by the Company. The Consultant shall use its best efforts in such endeavors. The Consultant shall also perform its services with a level of care, skill, and diligence that a prudent professional acting in a like capacity and familiar with such matters would use.

2. Compensation.

a. Base Compensation. The Company shall pay the Consultant base compensation starting at a monthly rate of Thirteen Thousand Three Hundred and Thirty-Three Dollars and Thirty-Three cents ($13,333.33) (the “Base Compensation”). The Base Compensation shall be paid in accordance with the normal payment practices for consultants of the Company as in effect from time to time, but in no event less often than monthly. The Base Compensation shall be payable in either cash or shares of the Company’s common stock (the “Common Stock”), at the sole discretion of the Company. To the extent the Company does not have a sufficient number of authorized shares of Common Stock available to issue to Consultant, the Company may issue the Consultant shares of the Company’s series A preferred stock, which has such rights, designations and preferences as set forth in Exhibit A annexed hereto (the “Preferred Stock” and together with the shares of Common Stock, the “Shares”). Any Shares to be issued by the Company in satisfaction of the Base Compensation shall be made on a monthly basis, with the exact number of Shares to be issued to be determined based upon the average of the closing price of the Company’s Common Stock on the five (5) trading days immediately preceding the date such payment shall be made..

b. Business Expenses. The Company shall promptly reimburse the Consultant for all travel, meals, entertainment and other ordinary and necessary business expenses incurred by the Consultant in the performance of his duties to the Company; provided, that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

3. Term. The term of this Agreement (the “Term”) shall begin on the date of execution (the “Commencement Date”), and shall continue for six months unless terminated sooner in accordance with Section 4. Thereafter, this Agreement shall automatically renew on a month-to-month basis unless either party gives notice of non-renewal to the other at least fifteen (15) days prior to an anniversary of the Commencement Date. Notwithstanding the foregoing, the term of this Agreement shall not extend beyond the twelve (12) month anniversary of the Commencement Date.

4. Termination. Consultant or the Company may terminate this Agreement at any time and the Company may terminate the Designated Person at any time, with or without cause or good reason, by giving thirty (30) days prior written notice to the other party. The obligations set forth in Sections 5, 6, 7, 9 and 10 shall survive any termination or expiration of this Agreement. Upon termination, of this Agreement, Consultant and Designated Person shall promptly deliver to the Company all documents and other materials of any nature pertaining to the Company, together with all documents and other items containing or pertaining to any Confidential Information (as defined below) and Company Work Product (as defined below).

5. Confidential Information.

a. At all times, both during the term of this Agreement and thereafter, Consultant and Designated Person shall hold in strictest confidence and shall not disclose, lecture upon or publish any of the Company’s Confidential Information (defined below), except to the extent such disclosure, use or publication is expressly authorized in writing by an officer of the Company or as required by applicable law or regulation or the order of a court or other governmental body having jurisdiction over such matter. Consultant and Designated Person shall use such Confidential Information only as may be required in direct connection with Consultant’s performing the requested Services for the Company.

b. The term “Confidential Information” shall mean trade secrets, confidential knowledge, data and any other proprietary information that the Company owns, licenses or has obtained from third parties to whom the Company owes a duty of confidentiality with respect to such information. By way of illustration but not limitation, “Confidential Information” includes: (i) inventions, trade secrets, ideas, data, programs, works of authorship, know-how, improvements, processes, discoveries, designs, techniques and other sensitive information the Company receives from its customers or other third parties; (ii) technical information relating to the Company’s existing and future products, including, where appropriate and without limitation, financial techniques and procedures, financial production, software, firmware, information, patent disclosures, patent applications, development or experimental work, formulae, engineering or test data, product specifications, structures, models, techniques, processes and apparatus relating to the same disclosed by the Company to Consultant or obtained by Consultant through observation or examination of information or developments; (iii) confidential marketing information (including without limitation marketing strategies, customer names and requirements and products and services, prices, margins and costs); (iv) confidential future product plans; (v) confidential financial information provided to Consultant by the Company; (vi) personnel information (including without limitation employee compensation); and (vii) other confidential business information of the Company or any third party. Notwithstanding the foregoing, nothing received by Consultant shall be considered to be Confidential Information if (x) it has been published or is otherwise readily available to the public other than by a breach of this Agreement, (y) it has been rightfully received by Consultant from a third party without any confidentiality limitations, or (z) it was known by the Consultant, as evidenced by his or her records, prior to its disclosure by the Company.

6. Intellectual Property Rights.

a. Consultant and Designated Person agree that any and all inventions, trade secrets, ideas, data, programs, works of authorship, know-how, improvements, processes, discoveries, designs, techniques, and related information (collectively, “Inventions”), whether or not patentable or copyrightable, that the Consultant or Designated Person conceive or perfect: (1) as part of performing services for the Company under this Agreement or (2) using the Company’s Confidential Information (collectively, the “Company Work Product”) shall be the sole and exclusive property of the Company. Consultant and Designated Person each hereby assign and agree to assign to the Company his, her or its entire right, title and interest, including all intellectual-property rights, in and to such Company Work Product.

b. Consultant and Designated Person agree to execute, when requested, any documents deemed reasonably necessary by the Company to carry out the purposes of this Agreement. Consultant and Designated Person further agree to assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign patent and other intellectual property rights relating to Company Work Product including executing, verifying and delivering such documents and performing such other acts as the Company may reasonably request from time to time in applying for, obtaining, perfecting, sustaining, defending, and enforcing such rights and the assignment thereof. Designated Person’s and Consultant’s obligation to assist the Company as described herein shall continue beyond the termination of this Agreement, provided that the Company shall compensate Consultant and Designated Person at a reasonable rate after termination of this Agreement for time Consultant actually spends performing the obligations described herein.

c. If the Company is unable, after reasonable effort, to secure Designated Person’s and Consultant’s signature on any document needed to apply for, obtain, perfect, sustain, defend, or enforce any patents or other intellectual property rights relating to Company Work Product, Consultant hereby designates and appoints the Company and its duly authorized officers and agents as his or her agent and attorney in fact, with full power of substitution, to execute, verify and file applications and to do all other lawfully permitted acts necessary to apply for, obtain, perfect, sustain, defend, or enforce such rights with the same legal force and effect as if executed by Consultant and Designated Person. Such power of attorney shall be deemed coupled with an interest.

d. Consultant and Designated Person each agree to submit to the Company any proposed publication that contains any discussion relating to the Company, Confidential Information, Inventions, Company Work Product or work performed by Consultant and/or Designated Person for the Company hereunder. Consultant and Designated Person further agree that no such publication shall be made without the prior written consent of the Company.

7. Non-Competition; Non-Solicitation.

a. During the Term and continuing until the twelve month anniversary date after the termination of the Consultant’s position under this Agreement (the “Restricted Period”), the Consultant and Designated Person shall not, without the prior written consent of the Company, directly or indirectly, render services of a business, professional or commercial nature (whether for compensation or otherwise) or lend money to any person or entity competitive with the business engaged in by the Company or any of its subsidiaries within twelve (12) months prior to such termination of the position, or serve as an officer, director, employee, partner, member, owner, consultant or independent contractor in any entity which is competitive with the business engaged in by the Company or any of its subsidiaries within twelve (12) months prior to such termination of his position. Notwithstanding the foregoing, nothing shall prevent the Consultant or Designated Person from (a) owning publicly traded securities issued by any such competitive entity, provided that the ownership thereof by the Consultant or Designated Person does not constitute more than 2% of all of such entity’s publicly traded outstanding securities or (b) being employed by or otherwise involved with a subsidiary or division, which is not competitive with the business of the Company or any of its subsidiaries, of a company that is otherwise competitive with the business of the Company or any of its subsidiaries. The Consultant and Designated Person acknowledge that the restrictions contained in this Section 7 of this Agreement are fair and reasonable to protect the legitimate interests of the Company, are not unreasonably burdensome to the Consultant or Designated Person, and are supported by adequate consideration.

b. During the Restricted Period, Designated Person shall not, directly or indirectly, for himself or on behalf of any other person or entity, employ, engage or retain any person who at any time during the then immediately preceding 12 month period shall have been an employee of the Company or any of its subsidiaries (other than any such person whose employment was terminated by the Company prior to such employment, engagement or retention), or contact any supplier, customer or employee of the Company or any of its subsidiaries for the purpose of soliciting or diverting any such supplier, customer or employee from its business relationship with the Company or any of its subsidiaries or otherwise intentionally interfering with the business relationship of the Company or any of its subsidiaries with any of the foregoing

8. Additional Activities. Each of Consultant and Designated Person hereby represent and warrant that it is not currently engaged in, and shall not during the term of this Agreement become engaged in, any business activity that involves the development, production, marketing or selling of products, processes or techniques, or the use of technologies, that are substantially similar to, or competitive with, products, processes, techniques or technologies of the Company.

9. Indemnification.

a. If the Consultant or Designated Person is made a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that the Consultant or Designated Person is or was serving at the request of the Company, or in connection with his service hereunder, as a director, officer, member, partner, employee, fiduciary, trustee, consultant, representative or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, the Consultant and Designated Person shall be indemnified and held harmless by the Company to the fullest extent permitted by the Company’s certificate of incorporation, by-laws, or applicable law, as the case may be, on the same basis as all other senior Consultants, against all Expenses (as defined below) incurred or suffered by the Consultant or Designated Person in connection therewith, and such indemnification shall continue as to the Consultant and Designated Person even if the Consultant ceases to be a consultant, representative or agent of the Company, and shall inure to the benefit of Designated Person’s heirs, executors and administrators. The term “Expenses” shall include reasonable fees, costs, and expenses, losses, judgments, damages, liabilities, fines, penalties, excise taxes, settlements, reasonable attorneys’ fees and expenses, reasonable accountants’ and other professionals’ fees and expenses, and reasonable disbursements and costs of attachment or similar bonds, investigations, and any reasonable expenses of establishing a right to indemnification under this Agreement. Without limiting the foregoing reference to the Company’s Certificate of Incorporation, By-Laws or applicable law, the right of the Consultant to indemnification is subject to the Consultant’s or Designated Person’s actions, which form the basis for the Proceeding having been taken in good faith and in a manner the Consultant or Designated Person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, the Consultant or Designated Person had no reasonable cause to believe that his conduct was unlawful.

b. The Company shall, within seven (7) days of presentation of invoices or other appropriate documentation, pay all Expenses incurred in connection with any Proceeding relating to the Consultant’s or Designated Person’s services of the Company or any other indemnifiable matter; provided that if it is determined in accordance with the Company’s Certificate of Incorporation, bylaws, this Agreement and/or applicable law that the Consultant is not entitled to reimbursement for all or any part of such Expenses, the Company shall not be obligated to pay the Expenses, or if paid, the Consultant shall reimburse the Company therefor.

c. Notwithstanding any other provisions of this Agreement to the contrary, the obligations of the Company under this Section 7 shall continue during the Term and, after the Consultant ceases to be a Consultant to the Company, during any period which the Consultant or Designated Person may be liable for acts or omissions as a Consultant to the Company or its subsidiaries or affiliates or any other potentially indemnifiable matter (but no less than three (3) years after the date of such cessation) on the same basis as all other consultants of the Company.

d.  The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 7 shall not be exclusive of any other right which the Consultant or Designated Person may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

10. Non-Disparagement. At any time during the Term and thereafter, the Company and/or its subsidiaries or affiliates (collectively, the “Company Parties”), on the one hand, and the Consultant and Designated Person, on the other hand, shall not make or authorize any person to make or allow any statement or take any action, public or private, which would disparage or criticize the other party, including, for example, their character and/or services; provided, however, that nothing contained in this Section 10 shall preclude any Company Party or the Consultant from making any truthful statement in good faith which is required by any applicable law or regulation or the order of a court or other governmental body.

11. Investment Representations.

a. Consultant Bears Economic Risk. The Consultant must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from registration is available. The Consultant also understands that there is no assurance that any exemption from registration under the Securities Act of 1933 will be available and that, even if available, such exemption may not allow the Consultant to transfer all or any portion of the shares of the common stock of the Company to be received by the Consultant pursuant to this Agreement under the circumstances, in the amounts or at the times the Consultant might propose.

b. Acquisition for Own Account. The Consultant is acquiring the Shares of the Company to be received by the Consultant pursuant to this Agreement for its own account for investment only, and not with a view towards distribution.

c. The Consultant Can Protect His Interest. The Consultant represents that by reason of his business or financial experience, the Consultant has the capacity to protect his own interests in connection with the transactions contemplated by this Agreement. Further, the Consultant is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

d. Company Information. The Consultant has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Consultant has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

e. Transfer Restrictions. The Consultant will not sell or otherwise transfer the Shares without registration under the Securities Act or unless an exemption from registration is available.

f. Rule 144. The Consultant acknowledges and agrees that the Shares to be received by the Consultant pursuant to this Agreement must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available. The Consultant is aware that the Shares and any shares of Company common stock issued to the Consultant upon exercise of the Options are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act. The Consultant has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

g. No Representations or Warranties. No representations or warranties have been made to the Consultant by the Company or any officer, director, employee, agent, affiliate or subsidiary of the Company other than those contained herein, and in accepting shares of common stock of the Company, the Consultant is not relying on any representations other than those contained herein.

h. Legend. The Consultant understands and acknowledges that any shares of common stock of the Company to be received by the Consultant pursuant to this Agreement shall bear a legend substantially as follows until such time as (a) such securities shall have been registered under the Securities Act, or (b) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED UNLESS REGISTERED AND QUALIFIED UNDER THE SECURITIES ACT AND, IF APPLICABLE, STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.”

12. Notice. All notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed certified or registered mail, return receipt requested, postage prepaid, and, if to the Consultant and Designated Person, addressed to them at ____________________, and, if to the Company, addressed to it at 1050 30th Street NW, Suite 107, Washington, D.C. 20007, Attention: Chief Executive Officer, or to such other address as either party may have furnished to the other in accordance herewith, except that notice of change of address shall be effective only upon receipt.

13. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to rules relating to conflict of law. Each of the Consultant and the Company unconditionally and irrevocably consents to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York as the sole venue for any suit, action or proceeding arising out of or relating to this Agreement, and each of the Consultant and the Company hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in Section 12 hereof. Each of the Consultant and the Company hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

14. Successors; Binding Agreement. This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company shall require any such successor to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, or, in the event the Company remains in existence, the Company shall continue to retain the Consultant under the terms hereof. The Company cannot assign, or delegate its duties under, this Agreement except (i) pursuant to the immediately preceding sentence, or (ii) to a subsidiary of the Company, provided that such subsidiary expressly assumes and agrees in writing to perform this Agreement and, in such case, the Company’s liability to make and provide payments and benefits hereunder shall nevertheless not be discharged thereby. As used in this Agreement, the “Company” shall mean the Company and any successor to its business and/or assets, which assumes or is obligated to perform this Agreement by contract, operation of law or otherwise. This Agreement shall inure to the benefit of and be enforceable by the Consultant and his personal or legal representatives, executors, estate, trustee, administrators, successors, heirs, distributees, devisees and legatees. The Consultant may not assign this Agreement or any rights hereunder, or delegate his duties under this Agreement, without the prior written consent of the Company; however, in the event of the death of the Designated Person, all rights to receive payments hereunder shall become rights of the Designated Person’s devisee, legatee or other designee or the Designated Person’s estate.

15. Non-Exclusivity of Rights. Nothing in this Agreement shall limit or otherwise affect such rights as the Consultant may have under any other contract or agreement entered into after the Commencement Date with the Company.

16. Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral. No provision of this Agreement may be waived, modified, amended or discharged unless such waiver, modification, amendment or discharge is agreed to in writing and signed by the Consultant and such officer of the Company as may be specifically designated by the Company. No waiver by either party to this Agreement at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

17. Company’s Representations. The Company represents and warrants that it is free to enter into this Agreement and to perform each of the terms and covenants of it. The Company represents and warrants that it is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that its execution and performance of this Agreement is not a violation or breach of, and does not conflict with, any other agreement between the Company and any other person or entity. The Company represents and warrants that this Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

18. Consultant’s Representations. The Consultant represents and warrants that it is free to enter into this Agreement and to perform each of the terms and covenants of it. The Consultant and Designated Person represents and warrants that they are not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his execution and performance of this Agreement is not a violation or breach of, and does not conflict with, any other agreement between the Consultant and any other person or entity. The Consultant represents and warrants that this Agreement is a legal, valid and binding agreement of the Consultant, enforceable in accordance with its terms.

19. Counterparts. This Agreement may be executed in multiple counterparts, and/or by the execution of counterpart signature pages that may be attached to one or more counterparts of this Agreement, and all so executed shall constitute one agreement binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatories to the original or the same counterpart. In addition, any counterpart signature page may be executed by any party hereto wheresoever such party is located, and may be delivered by telephone facsimile transmission or by any other means of electronic transmission (including by e-mail of PDF copies), and any such facsimile or electronically transmitted signature page(s) may be attached to one or more counterparts of this Agreement, and such facsimile or electronically transmitted signature(s) shall have the same force and effect, and be as binding, as if original signatures had been executed and delivered in person.

20.  Severability. The Company and the Consultant agree that the agreements and provisions contained in this Agreement are severable and divisible, that each such agreement and provision does not depend upon any other provision or agreement for its enforceability, and that each such agreement and provision set forth herein constitutes an enforceable obligation between the parties hereto. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any provision of this Agreement shall affect the other provisions, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable provision were omitted.

21. Headings; Construction. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof. The words “Section” and “clause” herein shall refer to provisions of this Agreement, unless expressly indicated otherwise. The words “include,” “includes” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document. Each party acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement

22. Specific Performance. The Consultant acknowledges that any breach or threatened breach of its covenants contained in this Agreement could cause the Company material and irreparable damage, the exact amount of which will be difficult to ascertain and that the remedies at law for any such breach or threatened breach will be inadequate. Accordingly, the Consultant agrees that the Company shall, in addition to all other available rights and remedies (including, but not limited to, seeking such damages), be entitled to specific performance and injunctive relief in respect of any breach or threatened breach by the Consultant of any covenants contained in this Agreement, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law or irreparable harm.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement as of the day and year first written above.

AVANT DIAGNOSTICS, INC.

By:	/s/ Scott VanderMeer
Name:	Scott VanderMeer
Title:	Interim CFO

ADVX INVESTOR GROUP LLC:

By:	/s/ Jeffrey Busch
Name:	Jeffrey Busch
Title:	President

By:	/s/ Jeffrey Busch
Name:	Jeffrey Busch